                                                                      Exhibit 22



                          CROWN RESOURCES CORPORATION

                            SCHEDULE OF SUBSIDIARIES

                               December 31, 1996


 . Crown Resource Corp. of Colorado (100%, incorporated in Colorado)

     . Solitario Resources Corporation (formerly Crown Minerals Corp.) (60.4%-owned subsidiary of Crown Resource Corp. of Colorado, incorporated in Colorado)

          . Compania Minera Solitario Argentina S.A. (100%- owned subsidiary of Solitario Resources Corporation, incorporated in Argentina)

          . Minera Los Tapados S.A. (100%-owned subsidiary of
            Solitario Resources Corporation, incorporated in Peru)

     . Crown Minerals Corporation (100%-owned subsidiary of Crown Resource Corp. of Colorado, incorporated in Colorado)

 . Gold Texas Resources U.S., Inc. (100%, incorporated in Texas)

 . Crownex Resources (Canada) Ltd. (100%, incorporated in British
  Columbia, Canada)

 . Gold Capital Corporation (100%, incorporated in the state of Washington)

  . Gold Texas Resources Ltd. (100%-owned subsidiary of Gold
    Capital Corporation, incorporated in British Columbia, Canada)

 . Judith Gold Corporation (100%, incorporated in Montana)